                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  October 20, 2003
                                                         -----------------
                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                  001-16583             No. 58-2632672
  ------------------------------ -----------         -------------------
(State or other jurisdiction of  (Commission         (I.R.S. Employer
 incorporation or organization)   File Number)      Identification No.)

     1170 Peachtree Street, N.E.
    Suite 2400, Atlanta, GA                                30309
----------------------------------------               ------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (404) 853-1400
                                                   --------------

                                      None
     -----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 9.  Regulation FD Disclosure.

Attached  hereto  is  a  press  release  issued  by  Acuity  Brands,  Inc.  (the
"Registrant")  on October 20,  2003.  A copy of the press  release is  furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

EXHIBIT NO.     DESCRIPTION
99.1            Press Release, issued by Registrant on October 20, 2003.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date: October 20, 2003

                                               ACUITY BRANDS, INC.

                                               BY: /S/ VERNON J. NAGEL
                                                   ----------------------------
                                                   Vernon J. Nagel
                                                   Executive Vice President and
                                                   Chief Financial Officer

Exhibit 99.1

Company Contact:
Karen Holcom
Acuity Brands, Inc.
(404) 853-1437

                             ACUITY BRANDS PROVIDES
                           PROJECTIONS FOR FISCAL 2004

ATLANTA, October 20, 2003 - Acuity Brands, Inc. (NYSE: AYI) announced today that it projects  earnings per share for its fiscal year 2004 to be between $1.25 and
$1.45 per share  compared  to $1.15 per share  reported  in 2003.  In 2003,  the
Company incurred charges for the settlement of certain patent litigation and for environmental  issues that totaled  approximately $0.16 per share. This range of earning  estimates for fiscal 2004 is based on the current economic  environment and assumes that the Company's key markets do not deteriorate further.  Included in the projected  earnings per share range for fiscal 2004 for Acuity Brands are incremental  expenses  anticipated for stock-based plans, ($7.2 million pre-tax, or $0.11 per share),  primarily  for  Long-Term  Incentive  Plan  (LTIP)  awards expected to be granted in the second  quarter of 2004,  and for pension  expense
($3.8  million  pre-tax,  or $0.06 per share),  due primarily to declines in the discount  rates  used to  compute  the 2004  expense  and the  August  31,  2003 accumulated benefit obligation.

In 2004, the Company  anticipates that various profit  improvement  programs and changes in product mix will more than offset expected higher costs for wages and employee benefits,  insurance programs, and raw materials, all of which could be
significant,   and  the  potential   impact  of  pricing   pressures  driven  by
over-capacity  and weak  customer  demand in key markets in North  America.  The
Company expects earnings in the first half of 2004 to approximate those reported in the same period in 2003,  given the negative  impact of the items noted above and current economic conditions,  while expecting improvement in the second half of fiscal 2004 due primarily to the expected seasonal pattern and the benefit of profit improvement programs, some of which are just now getting underway.

The proposed  LTIP awards for 2004 include a  combination  of stock  options and
restricted  stock  and  will  depend,   to  some  extent,  on  the  approval  by
shareholders of additional  shares for the LTIP at the Annual Meeting  scheduled for December 18, 2003. The awards granted under the LTIP for 2003 were primarily restricted  stock.  The  Company  expects  to adopt  the  prospective  method of expensing various  compensation  programs in accordance with FASB No. 148 in the first quarter of fiscal 2004.  Under the prospective  method,  the Company would recognize compensation expense in fiscal 2004 for stock option awards made under the LTIP on or after September 1, 2003 as well as for discounted purchases under
its   broader-based   Employee  Stock  Purchase  Program  (ESPP).   Although  no
compensation  expense was  recognized  with respect to stock options or the ESPP prior to fiscal 2004,  expense  associated  with these  programs was  previously disclosed in the footnotes to the consolidated  financial  statements.  In 2004, the  Company  also  expects to  recognize  compensation  expense  related to the vesting of restricted  stock awards made in 2003 as well as the awards  expected in 2004.

In fiscal 2004,  the Company  expects to invest  between $50 and $55 million for new plant and equipment  compared to $28.2 million  invested in fiscal 2003. The projected  increase  in capital  investment  is due  primarily  to  expenditures
related  to  the   consolidation   of  certain   manufacturing   facilities  and
enhancements to information technology capabilities within Acuity Lighting Group and investments to improve  manufacturing  and waste management  capabilities at
Acuity  Specialty  Products Group.  Approximately 60 percent of the consolidated capital  investment  program at Acuity  Brands is expected to occur in the first half of fiscal 2004. As a consequence, the Company expects total indebtedness to increase by up to 10 percent in the first half from $445.8  million  reported at the end of 2003. Overall, the Company expects to reduce total debt by the end of fiscal 2004 to approximately $400 million.

James S. Balloun,  Chairman,  President,  and Chief Executive  Officer of Acuity
Brands,  said  "We  remain  confident  about  the  long-term  potential  of  the businesses that comprise Acuity Brands and the expected impact of initiatives we continue to implement to make our Company better for all stakeholders.  However, we are  cautious  about our  expected  results  over the next twelve  months due primarily  to  uncertainties  in  the  economic  environment,  particularly  for
non-residential   construction  and  certain  industrial  markets.   While  some
economists and forecasting  organizations continue to predict that these markets will improve in the near-term,  we do not expect any meaningful rebound to occur until late in fiscal 2004 nor do we expect that this late  recovery  will have a meaningful  impact on our fiscal 2004.  As a  consequence,  we are preparing for another  year of very  difficult  conditions.  Based on our current  view of the economy and demand in our key markets,  we expect net sales to improve nominally in fiscal 2004 compared to 2003. Therefore, we expect that a substantial portion of the improvement in earnings in 2004 compared to 2003 will be due primarily to benefits from profit improvement  initiatives aimed at creating a stronger, more capable organization.

"The  focus of the  organization  will  remain on  improving  the  products  and services  provided to customers,  becoming more  productive and  efficient,  and enhancing  profitability  while  continuing to diversify and expand the many end markets and  customers  served.  As part of that effort in 2003, we commenced an initiative to improve the capabilities and cost structure of our  manufacturing, distribution,  and procurement base at Acuity Lighting Group. This multi-faceted initiative,  which will take almost three years to complete,  will result in the consolidation  of certain  facilities  into our most  productive  and  efficient plants, as well as expand our world-wide  sourcing  capabilities.  A significant portion of the capital  investment for this initiative will occur in 2004, while the expenses  associated with the consolidation for severance and relocation are expected to be largely  offset by cost savings and asset sales from the program.
While the  timing of expense  recognition  will  depend on the  actual  dates of certain  events  and  may  impact  our  quarterly  results  differently  than we currently anticipate,  we expect that the program will have a relatively neutral impact on fiscal 2004  earnings per share.  We do expect the benefits  from this program  to have a  positive  impact on  earnings  in fiscal  2005.  This is yet another  example of  improvements  to our  businesses  that we are  making  now, without  compromising  short-term results, for the purpose of better positioning our businesses and making us stronger for the long term."

Acuity  Brands,  Inc.,  with  fiscal year 2003 net sales of  approximately  $2.0 billion,  is comprised of Acuity  Lighting Group and Acuity  Specialty  Products
Group.   Acuity  Lighting  Group  is  the  world's  leading   lighting   fixture
manufacturer  and includes  brands such as Lithonia  Lighting(R),  Holophane(R),
Peerless(R),  Hydrel(R),  and American  Electric  Lighting(R).  Acuity Specialty
Products Group is a leading provider of specialty  chemicals and includes brands such as Zep(R), Enforcer(R), and Selig Industries(TM). Headquartered in Atlanta,
Georgia,  Acuity Brands employs  approximately  11,400 people and has operations throughout North America and in Europe and Asia.

Forward-Looking Statements

Other than statements relating to historical financial  performance,  all of the statements in this press release  constitute  forward-looking  statements within the  meaning of the  Private  Securities  Litigation  Reform  Act of 1995.  Such
forward-looking   statements  are   inherently   uncertain  and  involve  risks.
Consequently,  actual results may differ  materially from those indicated by the forward-looking statements. A variety of risks and uncertainties could cause the
Company's  actual results to differ  materially from the anticipated  results or other expectations expressed in the Company's  forward-looking  statements.  The risks and  uncertainties  include  without  limitation  the  following:  (a) the uncertainty of general business and economic conditions, including the potential for a more severe slowdown in non-residential  construction and other industrial markets,  changes in interest  rates,  and  fluctuations  in  commodity  and raw material prices or foreign currency rates; (b) the Company's  ability to realize the  anticipated  benefits  of  initiatives  expected to reduce  costs,  improve profits,  enhance customer service,  increase manufacturing  efficiency,  reduce debt, and expand product offerings and brands in the market through a variety of channels;  (c) the risk that the  Company  will be unable to execute its various initiatives  within  expected  timeframes;  (d) unexpected  developments  in the
Company's  legal  and  environmental  matters,  including  those  involving  the operation of Acuity Specialty  Products' (ASP's)  wastewater  pretreatment plant and ASP's management of hazardous waste at a facility in Atlanta,  Georgia;  (e)
the risk that projected future cash flows from operations are not realized;  (f)
the potential that  additional  shares proposed for the LTIP are not approved by shareholders;  (g) the possibility that a new accounting standard related to the
recognition  of  expense  associated  with  stock-based   compensation  will  be
promulgated by the Financial  Accounting Standards Board; (h) unexpected changes in the  Company's  share  price;  and (i) the  other  risk  factors  more  fully described in the Company's  Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 11, 2002.